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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the inclusion in this Amendment No. 1 to Registration Statement No. 333-104554 of Larscom Incorporated on Form S-4 of our report for VINA Technologies, Inc. dated January 22, 2003 (February 28, 2003 as to Note
15), appearing in the proxy statement/prospectus, which is part of this Registration Statement, and to the reference to us under the headings "Selected Historical Consolidated Financial Data of VINA" and "Experts" in such proxy statement/prospectus.

                                           /s/ DELOITTE & TOUCHE LLP

San Jose, California
April 28, 2003